Exhibit 10(5)



                                  AMENDMENT TO

             PROMUS HOTEL CORPORATION SAVINGS AND RETIREMENT PLAN




Whereas, Promus Hotel Corporation (the "Company"), a Delaware corporation, finds it necessary to amend the Promus Hotel Corporation Savings and Retirement Plan (the "Plan") in order to clarify the meaning intended to be ascribed to certain provisions of the Plan by the Board of Directors, pursuant to Section 11.1 of the Plan, the Plan is hereby amended, effective as of June 30, 1995 as follows.

      1. Section 2.27(f) of the Plan is hereby amended to read in its entirety as follows:

            (F)   SPECIAL RULE FOR FORMER  EMPLOYEES OF THE PROMUS  COMPANIES
                  -----------------------------------------------------------
                  INCORPORATED.
                  -------------

                    (1) Notwithstanding any other provision of this Section 2.27, for purposes of Sections 2.49 and 2.50, with respect to an Employee who was an employee of The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan), including for purposes of this Section 2.27(f) Harrah's Entertainment, Inc. or any of its subsidiaries, at any time prior to the Spin-Off Date and who became an Employee of the Company or an Affiliate under either of the circumstances described below, "Hour of Service" shall include each "Hour of Service" credited to such Employee under the Predecessor Plan through the date determined in accordance with the following:

                        (A) any such employee who was employed by The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan) on the day immediately preceding the Spin-Off Date and who becomes employed by the Company or any Affiliate on or after the Spin-Off Date but prior to January 1, 1996, or who becomes concurrently employed by The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan) and the Company or an Affiliate as of the Spin-Off Date, shall be credited with such "Hours of Service" through the date of commencement of such Employee's employment or concurrent employment with the Company or Affiliate; or

                        (B) any such employee who becomes employed by the Company or any Affiliate after December 31, 1995 but within five years after the Spin-Off Date shall be credited with such "Hours of Service" through the Spin-Off Date only.


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                    (2)  Notwithstanding any other provision of this Section
                    2.27, for purposes of Section 2.49 and 2.50, with respect to an Employee who (i) is a former employee of The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan) participating in the Predecessor Plan, (ii) was, on the Spin-Off Date, employed by The Promus Companies Incorporated in a position in its Administrative Systems Department or Computer Operations Department in a capacity supporting the Human Resources and Financial Computer Systems for the hotel business of The Promus Companies Incorporated, (iii) terminates employment with The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan) within thirty months following the Spin-Off Date and (iv) within thirty days following such termination is employed by the Company or one of its Affiliates in a capacity substantially similar to the capacity in which such employee was employed by The Promus Companies Incorporated or one of its affiliates (as defined in the Predecessor Plan), "Hour of Service" shall include, in addition to each "Hour of Service" credited to such employee during the period preceding and including the Spin-Off Date, each "Hour of Service" credited to such Employee under the Predecessor Plan during the period following Spin-Off Date until the date of such termination of employment, to the extent that such service is determinable by the Company.

      2. Section 4.9 of the Plan is hereby amended to read in its entirety as follows:

      4.9   ROLLOVER CONTRIBUTIONS.

            (a) Any Eligible Employee, including an individual who has not satisfied the service requirements of Article III, may, with the approval of the Plan Administrator, contribute cash amounts attributable to qualifying rollover distributions within the meaning of Code Sections 402(a)(5), 403(a)(4), or 408(d)(3); provided, however, that if such amounts are not contributed to the Plan in a direct transfer within the meaning of Code Section 401(a)(31), such amounts shall be contributed to the Plan within sixty days following the day on which the Employee received the distribution from a qualified trust, annuity plan, individual retirement account or individual retirement annuity. Such amounts shall be credited to the Employee Account 7 established for the Employee. An Eligible Employee who has not yet satisfied the service requirements of Article III shall be treated as a Member solely with regard to his Employee Account 7.


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               (b)  In the sole discretion of the Plan Administrator (exercised in a nondiscriminatory manner), the Plan will accept the direct transfer from the Predecessor Plan of an amount which if paid to the Participant instead of the Plan would have constituted a lump sum distribution within the meaning of Code Section 402(e). Such a plan-to-plan transfer must be for a person who has been admitted or readmitted to the Plan and be received by the Trustee within two months after the participant's admission or re-admission to the Plan. To the extent possible as determined in the sole discretion of the Plan Administrator, such amounts shall be credited to the accounts of this Plan which are analogous to the accounts of the Predecessor Plan in which such amounts were held immediately prior to such transfer; otherwise, the transferred amount shall be credited to the Participant's Rollover Account. To the extent permitted by applicable law, the provisions of this Section 4.9(b) shall also be applicable to former employees of The Promus Companies Incorporated or its Affiliates (i) who were participants in the Predecessor Plan and (ii) who terminated their employment with The Promus Companies Incorporated or its Affiliates on or prior to the Spin-Off Date and (iii) whose unvested account balances under the Predecessor Plan were retained by the Predecessor Plan after the Spin-Off Date and
                    (iv) who became Eligible Employees under the Plan before incurring five consecutive break years as defined in the Predecessor Plan since termination of their employment with The Promus Companies Incorporated.

      3. Section 9.10 of the Plan is hereby amended to read in its entirety as follows:

      9.10 PLAN TO PLAN TRANSFER. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this
Article IX, subject to the approval of the Plan Administrator in its sole discretion (exercised in a nondiscriminatory manner) and at the time and in the manner prescribed by the Plan Administrator, a Participant who is entitled to a lump sum distribution within the meaning of Code Section 402(e) from the Plan may elect instead to have the amount of such distribution transferred to the Predecessor Plan if the Participant becomes employed by a participating employer in the Predecessor Plan. If elected by the Participant and authorized by the Plan Administrator, such a plan-to-plan transfer must be made to the recipient plan by the Trustee within two months after the Participant's admission or re-admission to the Predecessor Plan. To the extent permitted by applicable law, the provisions of this Section 9.10 shall also be applicable to former employees of The Promus Companies Incorporated (i) who were participants in the Predecessor Plan and (ii) who terminated their employment with The Promus Companies Incorporated or its affiliates prior to the Spin-Off Date and (iii) whose unvested account balance under the Predecessor Plan were transferred to the Plan on or after the Spin-Off Date


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and (iv) who are reemployed by Harrah's Entertainment, Inc. or any of its subsidiaries after the Spin-Off Date and based upon such reemployment are Eligible Employees under the Predecessor Plan before incurring five consecutive Break Years (as defined in the Predecessor Plan) since termination of their employment with The Promus Companies Incorporated.

      Executed this ____ day of _______________, 1996.


                                    --------------------------------
                                    Raymond E. Schultz
                                    Chief Executive Officer